Exhibit 99(h)(3)(i)

FORM OF AMENDED AND RESTATED EXHIBIT A

THIS EXHIBIT A, amended and restated as of December 31, 2009 to reflect the current series of the RBC Funds Trust (formerly Tamarack Funds Trust), is Exhibit A to that certain Administration and Accounting Services Agreement dated as of October 5, 2007 between PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc.) and RBC Funds Trust.

PORTFOLIOS

RBC Enterprise Fund

RBC Small Cap Core Fund

RBC Mid Cap Growth Fund

RBC Microcap Value Fund

RBC Mid Cap Value Fund

Prime Money Market Fund

Tax-Free Money Market Fund

U.S. Government Money Market Fund

Access Capital Community Investment Fund

RBC U.S. Long Government/Credit Fund

RBC U.S. Long Corporate Fund

RBC U.S. Investment Grade Corporate Fund

RBC U.S. High Yield Corporate Fund

RBC U.S. PRiSM 1 Fund

RBC U.S. PRiSM 2 Fund

RBC U.S. PRiSM 3 Fund

RBC U.S. Inflation-Linked Fund

RBC U.S. Securitized Asset Fund

RBC FUNDS TRUST

By:
Name:
Title:

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Name:
Title:

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